PRINCIPAL SPECIAL MARKETS FUND, INC.
                              MANAGEMENT AGREEMENT


         AGREEMENT executed as of the 22nd day of April, 1993, by and between PRINCIPAL SPECIAL MARKETS FUND, INC., a Maryland corporation (hereinafter called the "Fund") and PRINCOR MANAGEMENT CORPORATION, an Iowa corporation (hereinafter called the "Manager").


                              W I T N E S S E T H:

         WHEREAS, The Fund has furnished the Manager with copies properly certified or authenticated of each of the following:

         (a)   Certificate of Incorporation of the Fund;

         (b)   Bylaws of the Fund as adopted by the Board of Directors;

         (c) Resolutions of the Board of Directors of the Fund selecting the Manager as investment adviser and approving the form of this Agreement.

         NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the Fund hereby appoints the Manager to act as investment adviser and manager of each of the portfolios of the Fund set forth in Appendix A (the "Portfolios"), and the Manager agrees to act, perform or assume the responsibility therefor in the manner and subject to the conditions hereinafter set forth. The Fund will furnish the Manager from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

1.       INVESTMENT ADVISORY SERVICES

         The Manager  will  regularly  perform the  following  services  for the
Portfolios:

         (a)   Provide investment research, advice and supervision:

         (b) Provide investment advisory, research and statistical facilities and all clerical services relating to research, statistical and investment work;

         (c) Furnish to the Board of Directors of the Fund (or any appropriate committee of such Board), and revise from time to time as economic conditions require, a recommended investment program for each of the Portfolios consistent with their investment objectives and policies;

         (d) Implement such of its recommended investment program for each Portfolio as the Fund shall approve, by placing orders for the purchase and sale of securities, subject always to the provisions of the Fund's Certificate of Incorporation and Bylaws and the requirements of the Investment Company Act of 1940 and the Fund's Registration Statement, current Prospectus and Statement of Additional Information, as each of the same shall be from time to time in effect;

         (e) Advise and assist the officers of the Fund in taking such steps as are necessary or appropriate to carry out the decisions of its Board of Directors and any appropriate committees of such Board regarding the general conduct of the Fund's investment business relating to the Portfolios;

         (f) Report to the Board of Directors of the Fund at such times and in such detail as the Board may deem appropriate in order to enable it to determine that the Fund's investment policies relating to each of the Portfolios are being observed.

2.       CORPORATE AND ADMINISTRATIVE SERVICES

         In addition to the investment advisory services set forth in Section 1, the Manager will perform the following corporate and administrative services:

         (a) Furnish the services of such of the Manager's officers and employees as may be elected officers or directors of the Fund, subject to their individual consent to serve and to any limitations imposed by law.

         (b) Furnish office space, and all necessary office facilities and equipment, for the general corporate functions relating to the Portfolios (i.e., functions other than (i) underwriting and distribution of Fund shares, and (ii) custody of Fund assets);

         (c) Furnish the services of the supervisory and clerical personnel necessary to perform the general corporate functions relating to the Portfolios;

         (d) Determine the net asset value of the shares of each class of the Fund's Capital Stock attributable to a Portfolio as frequently as the Fund shall request, or as shall be required by applicable law or regulations;

         (e) Act as, and provide all services customarily performed by, the transfer and paying agent of the Portfolios including, without limitation, the following:

               (i)  preparation    and    distribution    to   shareholders   of
                    prospectuses,   reports,  tax  information,  notices,  proxy
                    statements and proxies;

               (ii) preparation  and  distribution  of dividend and capital gain payments to shareholders;

               (iii)issuance,  transfer and registry of shares,  and maintenance of open account system;

               (iv) delivery,   redemption   and   repurchase  of  shares,   and
                    remittances to shareholders;

               (v)  communication with shareholders  concerning items (i), (ii),
                    (iii) and (iv) above.

               In the carrying out of this function the Manager may contract with others for data systems, processing services and other administrative services.

         (f) Use its best efforts to qualify the Capital Stock of the Portfolios for sale in states and jurisdictions as directed by the Fund.

         (g) Prepare stock certificates, and distribute the same as requested by shareholders of the Portfolios.

3.       EXPENSES BORNE BY THE MANAGER

         The Manager will pay all expenses of each of the Portfolios except those expenses borne by the Fund as provided in Section 5 below.

4.       COMPENSATION OF THE MANAGER BY FUND

         For all services to be rendered and payments made as provided in Sections 1, 2 and 3 hereof with respect to each Portfolio, the Fund will accrue daily and pay the Manager within five days after the end of each calendar month a fee based on the average of the values of the net assets of each Portfolio as of the time of determination of the net asset value on each trading day throughout the month. The annual rate of the fee as a percent of average daily net assets is set forth in Appendix A for each of the Portfolios.

         Net asset value shall be determined pursuant to applicable provisions of the Certificate of Incorporation of the Fund. If pursuant to such provisions the determination of net asset value is suspended for any of the Portfolios, then for the purposes of this Section 4 the value of the net assets of that Portfolio as last determined shall be deemed to be the value of the net assets of that Portfolio for each day the suspension continues.

         The Manager may, at its option, waive all or part of its compensation for such period of time as it deems necessary or appropriate.

5.       EXPENSES BORNE BY FUND

         The Fund will pay, without reimbursement by the Manager, the following expenses attributable or allocated to each of the Portfolios:

         (a) the fee payable to the Manager as provided for in Section 4 above;

         (b) Taxes, including in case of redeemed shares any initial transfer taxes;

         (c)   Portfolio brokerage fees and incidental brokerage expenses;

         (d)   Interest;

         (e)   Extraordinary  expenses,   including  the  cost  of  meetings  of
               shareholders of any Portfolio if the meeting is called at the request of shareholders of that Portfolio.

6.       LIMITATION OF LIABILITY OF THE MANAGER

         The Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Manager in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

7.       EFFECTIVE DATE:  DURATION AND TERMINATION OF THIS AGREEMENT

         This Agreement shall become effective as to any Portfolio on the latest of (i) the date of its execution or the execution of an amendment making the agreement applicable to that Portfolio, (ii) the date of its approval by a majority of the directors of the Fund, including approval by the vote of a majority of the directors of the Fund who are not interested persons of the Manager, Principal Mutual Life Insurance Company or the fund, cast in person at a meeting called for the purpose of voting on such approval, and (iii) the date of its approval by a majority of the outstanding voting securities of the Portfolio.

         This Agreement will continue in effect as to any Portfolio for more than two years from the date of its execution or the execution of an amendment making this Agreement applicable to that Portfolio only so long such continuance is specifically approved at least annually either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Fund and in either event by vote of a majority of the directors of the Fund who are not interested persons of the Manager, Principal Mutual Life Insurance Company, or the Fund cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated at any time on sixty days' written notice without the payment of any penalty, by the Board of Directors of the Fund, by vote of a majority of the outstanding voting securities of the Fund, as to any Portfolio by the vote of a majority of the outstanding voting securities of that Portfolio or by the Manager. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 9, the definitions contained in
Section 2(a) of the Investment Company Act of 1940 and the rules thereunder (particularly the definitions of "interested person," "assignment" and "voting security") shall be applied.

         The required shareholder approval of this Agreement or of any continuance of this Agreement shall be effective with respect to any Portfolio if a majority of the outstanding voting securities of that Portfolio votes to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of the Fund or of any other Portfolio affected by the matter.

         If the shareholders of any Portfolio of the Fund fail to approve any continuance of the Management Agreement and that failure causes the Agreement for that Portfolio to be invalid, the Manager will continue to act as investment adviser with respect to that Portfolio pending the required approval of continuance of the Agreement, of a new contract with the Manager or a different adviser or other definitive action; provided, that the compensation received by the Manager in respect of that Portfolio during such period will be no more than its actual costs incurred in furnishing investment advisory and management services to that Portfolio or the amount it would have received under this Agreement in respect of that Portfolio, whichever is less.

8.       AMENDMENT OF THIS AGREEMENT

         No amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the outstanding voting securities and by vote of a majority of the directors of the Fund who are not interested persons of the Manager, Principal Mutual Life Insurance Company or the Fund cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval of any amendment to this Agreement shall be effective with respect to any Portfolio if a majority of the outstanding voting securities of that Portfolio votes to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of the Fund or of any other Portfolio affected by the matter.

9.       AGREEMENTS WITH OTHERS

         The Manager may enter into agreements with others for the assumption of any and all duties and responsibilities set forth in this Agreement. Section 6 shall apply to each such person as if it were named therein instead of the Manager.

10.      ADDRESS FOR PURPOSE OF NOTICE

         Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Fund and that of the Manager for this purpose shall be The Principal Financial Group, Des Moines, Iowa 50392-0200.

11.      MISCELLANEOUS

         The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized.


                                      PRINCIPAL SPECIAL MARKETS FUND, INC.

                                              /s/ ARTHUR S. FILEAN
                                      By  --------------------------------
                                          Arthur S. Filean, Vice President


                                      PRINCOR MANAGEMENT CORPORATION


                                             /s/ STEPHAN L. JONES
                                       By  -------------------------------
                                             Stephan L. Jones, President

                      PRINCIPAL SPECIAL MARKETS FUND, INC.
                        MANAGEMENT AGREEMENT - APPENDIX A



                 Portfolio                             Fee as a Percent of
                                                     Average Daily Net Assets

1.  Mortgage-Backed Securities Portfolio                       .45%

2.  International Securities Portfolio                         .90%

                             FIRST AMENDMENT TO THE

                      PRINCIPAL SPECIAL MARKETS FUND, INC.

                              MANAGEMENT AGREEMENT


The Management Agreement executed and entered into by and between Principal Special Markets Fund, Inc., a Maryland corporation, and Princor Management Corporation, an Iowa corporation, on the 22nd day of April, 1993, is hereby amended to including the following:

                      PRINCIPAL SPECIAL MARKETS FUNDS, INC.
                        MANAGEMENT AGREEMENT - APPENDIX A

                Portfolio                            Fees as a Percent of
                                                   Average Daily Net Assets

1. International Emerging Markets Portfolio

          Net Asset Value of Portfolio
          -----------------------------
          First $250 million                                1.15%
          Next $250 million                                 1.05%
          Over $500 million                                 0.95%

2. International Securities Portfolio                       0.90%

3. International SmallCap Portfolio

          Net Asset Value of Portfolio
          -----------------------------
          First $250 million                                1.00%
          Next $250 million                                 0.90%
          Over $500 million                                 0.80%

4. Mortgage-Backed Securities Portfolio                     0.45%


Executed this ________ day of ________________, 1997

                                      Principal Special Markets Fund, Inc.



                                      by:_________________________________

                                      Princor Management Corporation



                                      by:_________________________________